EXHIBIT 3.01
                                    SPECIMEN

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          REQUEST FOR REDEMPTION: MORGAN STANLEY MANAGED FUTURES FUNDS

THIS IRREVOCABLE REQUEST FOR REDEMPTION MUST BE DELIVERED TO A LIMITED PARTNER'S LOCAL MORGAN STANLEY & CO. INCORPORATED BRANCH OFFICE IN TIME FOR IT TO BE FORWARDED AND RECEIVED BY THE GENERAL PARTNER, ATTN: MANAGED FUTURES, 522 FIFTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10036, NO LATER THAN 3:00 P.M., NEW YORK CITY TIME, ON THE LAST DAY OF THE MONTH IN WHICH THE REDEMPTION IS TO BE EFFECTIVE.

_______________________, 20__   [_][_][_] -- [_][_][_][_][_][_] -- [_][_][_]
        (date)                  (print or type Morgan Stanley & Co. Incorporated
                                 account number)

I hereby request redemption (effective as of the next applicable date as of which redemption is permitted as set forth in the Limited Partnership Agreement of the Partnership for which redemption is requested, subject to all terms and conditions set forth therein) of my capital account in an amount equal to the respective Net Asset Value, as defined in the Limited Partnership Agreement, of the following Unit(s) of Limited Partnership Interest ("Units"), less any amounts specified in the Limited Partnership Agreement.

             COMPLETE ONLY ONE SECTION -- A, B, C, OR D -- PER FORM
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                                    Section A

    Spectrum Series shall only redeem Units in a minimum amount of 50 Units, unless a Limited Partner is redeeming his/her entire interest
                           (all) in such Partnership.

[DWSB] Spectrum Global Balanced    [_] Entire Interest    Units   [____________]

[DWSF] Spectrum Select             [_] Entire Interest    Units   [____________]

[DWSS] Spectrum Strategic          [_] Entire Interest    Units   [____________]

[DWST] Spectrum Technical          [_] Entire Interest    Units   [____________]

[DWSX] Spectrum Currency           [_] Entire Interest    Units   [____________]

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                                    Section B

      Cornerstone Funds shall only redeem $1,000 increments or WHOLE Units unless a Limited Partner is redeeming his/her entire interest
                           (all) in such Partnership.

[CFCFB] Cornerstone Fund II   [_] Entire Interest   Units [_____]   $[_____],000

[CFCFC] Cornerstone Fund III  [_] Entire Interest   Units [_____]   $[_____],000

[CFCFD] Cornerstone Fund IV   [_] Entire Interest   Units [_____]   $[_____],000

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                               Section C

    Charter Series shall only redeem Units in a minimum amount of 100 Units, unless a Limited Partner is redeeming his/her entire interest
                           (all) in such Partnership.

[MSCC] Charter Campbell            [_] Entire Interest    Units   [____________]

[MSCD] Charter Aspect              [_] Entire Interest    Units   [____________]

[MSCG] Charter Graham              [_] Entire Interest    Units   [____________]

[MSCM] Charter WCM                 [_] Entire Interest    Units   [____________]

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                               Section D

    Other managed futures funds shall only redeem $1,000 increments or WHOLE
      Units unless a Limited Partner is redeeming his/her entire interest
                           (all) in such Partnership.

MARK ONE FUND ONLY (Use One Form Per Fund):

[_] [DFF] Diversified    [_] Entire Interest    Units [______]    $[______],000
    Futures Fund

[_] [DFF3] Diversified   [_] Entire Interest    Units [______]    $[______],000
    Futures Fund III

[_] [PPF] Principal      [_] Entire Interest    Units [______]    $[______],000
    Plus Fund
[_] [PSF] Portfolio      [_] Entire Interest    Units [______]    $[______],000
    Strategy Fund

                                    SPECIMEN

                       ACCOUNT INFORMATION AND SIGNATURES

I understand that I may only redeem Units at such times as are specified in the Limited Partnership Agreement and that, under certain circumstances described therein, I may be subject to a redemption charge.

I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of Units (or fractions thereof) to which this Request for Redemption relates, with full power and authority to request redemption. The Units (or fractions thereof) which are the subject of this request are not subject to any pledge or otherwise encumbered in any fashion. My signature has been represented by a member of a registered national securities exchange.

      Signatures Must Be Identical to Name(s) in Which Units are Registered
                       Type or Print all Information Below

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1.    Account Information
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....................................   ..........................................
     (Name of Limited Partner)        (Morgan Stanley & Co. Incorporated Account
                                       Number)

Address ........................................................................
                                      (Street)

.................................................................................
       (City)       (State or Province)                (Zip Code or Postal Code)


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2.a. Signature(s) of Individual Partner(s) or Assignee(s) including IRAs
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X. ...................................      ....................................
       (Signature)                                          (Date)

X. ...................................      ....................................
       (Signature)                                          (Date)

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2.b. Signature of Entity Partner or Assignee
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.......................................   By: X..................................
       (Name of Entity)                   (Authorized officer, partner, trustee,
                                             or custodian. If a corporation,
                                           include certified copy of authorized
                                                      resolution.)

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3. Financial Advisor and Branch Manager Use Only
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We, the undersigned Financial Advisor and Branch Manager, represent that the above signature(s) is/ are true and correct.

X.....................................   By: X..................................
    (Financial Advisor MUST sign)               (Branch Manager MUST sign)

.......................................
      (Branch Telephone Number)          Please enter a SELL order upon receipt
                                         of a completed Request for Redemption.